UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2007

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In February 2007, the Board of Directors of MCF Corporation (the “Company”) approved amending and restating the Company’s bylaws so that officers’ titles were identified accurately. There were no material changes regarding the rights and obligations of officers in the bylaws. The amended and restated bylaws were signed by the Secretary and made effective on May 21, 2007. A copy of the amended bylaws is attached hereto as Exhibit 3.4.

Item	8.01 Other Events

On May 23, 2007, MCF Corporation announced plans to voluntarily withdraw its common stock from listing on NYSE Arca, Inc. The voluntary delisting is expected to become effective June 14, 2007. MCF Corporation’s common stock will continue to be listed on the American Stock Exchange, which is its principal listing. The press release regarding the voluntary delisting is attached hereto as Exhibit 99.1.

Item	9.01 (d) Exhibits

3.4	Amended and Restated Bylaws
99.1	Press release for MCF Corporation’s voluntary delisting from NYSE Arca, Inc.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MCF CORPORATION
Date: May 23, 2007	By:	/s/ D. JONATHAN MERRIMAN D. Jonathan Merriman Chairman and Chief Executive Officer